UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2008
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported, on February 21, 2007, Endologix, Inc. (“Endologix”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), whereby Endologix may borrow up to $5,000,000 under a revolving credit facility. On July 22, 2008, Endologix entered in a First Amendment to Loan and Security Agreement (“the “Amendment”) to, among other things, permit SVB to advance up to an aggregate of $3,000,000 to Endologix through March 31, 2009, with minimum advances of $1,000,000. Such advances will bear interest at a variable rate equal to SVB’s prime rate plus 1.00%, which is payable on a monthly basis through March 31, 2009. Beginning April 30, 2009, any advances outstanding as of March 31, 2009 shall be fully repaid in thirty-six (36) equal monthly installments of principal plus monthly payments of accrued interest. The Amendment also modifies covenants contained in the Agreement regarding operations of Endologix business and financial covenants relating to a ratio of current assets to current liabilities and tangible net worth.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	First Amendment to Loan and Security Agreement, dated as of July 22, 2008, by and between Endologix and Silicon Valley Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
Date: July 25, 2008	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to Loan and Security Agreement, dated as of July 22, 2008, by and between Endologix and Silicon Valley Bank.